Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 22, 2006, by and between COACTIVE MARKETING GROUP, INC., a Delaware corporation ("Seller"), YVONNE GARCIA, an individual ("Garcia"), and Garcia Baldwin, Inc., a Texas corporation ("Buyer").

                                    RECITALS
                                    --------

                  Seller owns 960.78 shares (the "Shares") of the Common Stock, par value $1.00 per share of Buyer, which Shares constitute 49% of the issued and outstanding shares of Common Stock of Buyer.

                  Garcia owns 1,000 shares of Common Stock of Buyer, which shares constitute 51% of the issued and outstanding shares of Common Stock of Buyer.

                  Buyer desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Buyer, on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

         Section 1.1 Definitions. Except as otherwise expressly provided herein, the following terms and phrases shall have the meanings set forth below:

                  "Administration Agreement" means that certain Administration and Marketing Services Agreement, dated as of March 22, 2002 and effective as of April 1, 2002, by and between Buyer and Inmark.

                  "Closing" has the meaning given to such term in Section 7.1.

                  "Closing Date" has the meaning given to such term in Section 7.1.

                  "Closing Period Financial Statements" means collectively, Buyer's balance sheet as of May 12, 2006, and Buyer's statement of profits and loss for the period of April 1, 2006 to May 12, 2006.

                  "Inmark" means Inmark Services, LLC, a Delaware limited liability company formerly known as Inmark Services, Inc.

                  "Buyer's New York Employees" means Tim O' Krongly, Susan March-Evangelista, Gail Santucci, Debra Gentile-Brennan and Zayra Arrieta.

                  "Mutual Release" means the Mutual Release of Agreements and Claims in the form attached hereto as Exhibit A.

                  "Retainer and Option Agreement" means that certain Retainer and Option Agreement dated as of April 12, 2000, and effective as of March 1, 2000, among Buyer, Seller and Garcia.

                  "Stockholders Agreement" means that certain Stockholders Agreement, dated as of February 27, 2001, among Buyer, Seller and Garcia.

                   "Subscription Agreement" means that certain Subscription Agreement dated, as of February 27, 2001, among Buyer, Seller and Garcia.

                  "Venture Agreements" means the Administration Agreement, the Retainer and Option Agreement, the Stockholders Agreement, the Subscription Agreement, and all other agreements, whether written or oral, other than this Agreement, pursuant to which Buyer or Seller leases, purchases or otherwise provides to the other, goods, services or property (real or personal).

                                    ARTICLE 2
                           PURCHASE AND SALE OF SHARES
                           ---------------------------

         Section 2.1 Sale. On the terms, and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of the right, title and interest of Seller in and to the Shares.

         Section 2.2 Purchase Price. The purchase price (the "Purchase Price") for the Shares shall be one million one hundred thousand dollars ($1,100,000) to be paid on the Closing Date by wire transfer of immediately available federal funds to an account designated by Seller.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller represents and warrants to Buyer as follows:

         Section 3.1 Organization; Authorization. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Seller has taken all necessary corporate action for the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

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

         Section 3.2 Ownership and Transfer of Shares. Seller is the legal owner of the Shares and has the full right, power and authority to sell the Shares to Buyer. Upon payment of the Purchase Price and delivery of the stock certificate representing the Shares pursuant to Section 5, Buyer shall acquire good title to the Shares, free and clear of any and all claims, liens, pledges, charges, security interests, and encumbrances of any nature.

                                    ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF BUYER AND GARCIA
               --------------------------------------------------

         Buyer and Garcia, jointly and severally, represent and warrants to Seller as follows:

         Section 4.1 Organization; Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Texas and has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Buyer has taken all necessary corporate action for the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         Section 4.2 Financial Statements. Buyer has delivered to Seller unaudited balance sheets of Buyer as at December 31, 2005 and March 31, 2006, and unaudited statements of income of Buyer for the year ended December 31, 2005 and the three-month period ended March 31, 2006 (collectively, the "Financial Statements"). The Financial Statements (i) present fairly the financial condition and results of operations of Buyer as at the respective dates and for the respective periods covered thereby, (ii) are correct and complete and comply with generally accepted accounting principles consistently applied for the periods covered thereby, and (iii) are consistent with the books and records of Buyer.

                                    ARTICLE 5
                                OTHER AGREEMENTS
                                ----------------

         Section 5.1 Resignations. At Closing, each of John Benfield and Donald Bernard shall resign from Buyer's Board of Directors.

         Section 5.2 Termination of Venture Agreements. At the Closing, Buyer, Seller, Garcia and Inmark will execute and deliver the Mutual Release, pursuant to which, among other things, the parties thereto will terminate, and release each other from any further obligations pursuant to, the Venture Agreements.

         Section 5.3 Seller's Cooperation with Buyer. Following the Closing, Seller will provide Buyer with all time management records of Buyer's New York Employees available to Seller on its internal accounting software systems. Seller will also furnish Buyer with a payroll register documenting the amounts due, if any, for personnel on Seller's payroll for whom reimbursements are due through the Closing.

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

         Section 5.4 Buyer's Cooperation with Seller. Following the Closing, Buyer and Garcia will provide Seller with such data, records and financial statements of Buyer (including, without limitation, the Closing Period Financial Statements) as shall be requested by Seller in its reasonable discretion in connection with the preparation of Seller's audited and unaudited financial statements required to be filed by Seller with the Securities and Exchange Commission from time to time. Buyer will provide Seller with the Closing Period Financial Statements no later than June 7, 2006. The Closing Period Financial Statements will (i) present fairly the financial condition and results of operations of Buyer as at the respective dates and for the respective periods covered thereby (ii) be correct and complete and comply with generally accepted accounting principles consistently applied for the periods covered thereby and (iii) will be consistent with the books and records of Buyer.

         Section 5.5 Rental of New York Offices. Following the Closing, until such time as all of Buyer's New York Employees shall have vacated Seller's New York offices, Buyer shall continue to pay Seller (and/or its subsidiaries) rent for space occupied by such employees at Seller's New York offices at the rate of $4,166.67 per month. In addition, Seller may require Buyer's New York Employees to vacate Seller's New York offices at any time after July 1, 2006 upon 30-days prior notice.

         Section 5.6 Non Disparagement. Each of the parties hereto agrees not to publish or communicate to any person or entity any disparaging remarks, comments or statements concerning the other parties and/or their present and former respective directors, shareholders, officers, employees, agents, attorneys, successors and assigns. "Disparaging" remarks, comments or statements are those that impugn the character, honesty, integrity, morality, business acumen or abilities of the individual or entity being disparaged, or are otherwise derogatory, disparaging or damaging.

         Section 5.7 Amendment to Buyer Articles of Incorporation. Seller hereby consents to the amendment of Buyer's Articles of Incorporation following the Closing Date so as (i) to delete Articles 13 - 16 thereof, and (ii) otherwise amend any other provision thereof relating to Seller as a shareholder of Buyer.

         Section 5.8 Garcia's Employment Agreement. Seller expressly relinquishes any rights which may accrue to it following the Closing Date pursuant to the non-competition covenants contained in Article 6 of the Employment Agreement between Buyer and Garcia dated as of February 27, 2001.

         Section 5.9 Non-Solicitation. For a period of 12 months following the Closing Date, Seller shall not actively induce or attempt to induce any of Buyer's New York Employees to terminate his or her employment with Buyer. Nothing in this Section 5.9 shall prohibit Seller's employment of Buyer's New York Employee following the termination of such employee's employment with Buyer.

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

                                    ARTICLE 6
                              CONDITION TO CLOSING
                              --------------------

         Section 6.1 The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to Seller's obtaining the written consent of its lender, Signature Bank, to the sale of the Shares pursuant to this Agreement. In addition, the obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to such party receiving the deliveries to which it is entitled to under Article 7 below.

                                    ARTICLE 7
                                     CLOSING
                                     -------

         Section 7.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, at 10:00 a.m., New York City time, on May 12, 2006 or such other date, time and place as shall be agreed upon by Seller and Buyer (the actual date of the Closing being herein called the "Closing Date").

         Section 7.2       Closing Deliveries.  At the Closing,

                  (a) Buyer shall (i) deliver to Seller the Purchase Price as provided in Article 2 hereof, (ii) cause to be paid to Seller all amounts due from Buyer to Seller and its subsidiaries through the Closing Date, a true and complete schedule of which amounts are set forth on Schedule I hereto, and (iii) cause to be delivered to Seller the Mutual Release duly executed by Buyer and Garcia; and

                  (b) Seller shall (i) deliver to Buyer the certificate evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, (ii) cause to be delivered to Buyer the letters of resignations required by Section 5.1 above, (iii) deliver to Buyer a certificate of its Secretary certifying a true and complete copy of resolutions duly and validly adopted by its Board of Directors evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iv) cause to be delivered to Buyer and Garcia the Mutual Release duly executed by Seller and Inmark.

                                    ARTICLE 8
                                  MISCELLANEOUS
                                  -------------

         Section 8.1 Expenses. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys' fees and disbursements, shall be borne by the party incurring such expense.

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

         Section 8.2 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         Section 8.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective successors and assigns.

         Section 8.4 Further Action. Each of the parties hereto shall use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable law to carry out the provisions of this Agreement, and shall execute and deliver such instruments and other documents as may be required to carry out the provisions of this Agreement.

         Section 8.5 Headings. The headings of Sections are for reference only and shall not limit or control the meaning thereof.

         Section 8.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 8.7 GOVERNING LAW. THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE PRINCIPLES OF CONFLICT OF LAWS) OF THE STATE OF NEW YORK.

         Section 8.8 VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT ONLY IN THE COURTS OF THE STATE OF NEW YORK RESIDING IN THE BOROUGH OF MANHATTAN, OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, OR THE STATE AND FEDERAL COURTS RESIDING IN SAN ANTONIO, BEXAR COUNTY, TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS OR THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR (PROVIDED THAT PROCESS SHALL BE SERVED IN ANY MANNER REFERRED TO IN THE

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

FOLLOWING SENTENCE) THAT SERVICE OF PROCESS UPON SUCH PARTY IS INEFFECTIVE. EACH PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE MADE UPON IT IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF NEW YORK, THE STATE OF TEXAS, OR THE FEDERAL LAWS OF THE UNITED STATES OR BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS BUSINESS ADDRESS. SERVICE OF PROCESS IN ANY MANNER REFERRED TO IN THE PRECEDING SENTENCE SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

                            [Signature Page Follows]

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

         IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                                    COACTIVE MARKETING GROUP, INC.


                                    By: /s/ JOHN P. BENFIELD
                                        ----------------------------------------
                                    Name:  John P. Benfield
                                    Title: President and Chief Executive Officer


                                    /s/ YVONNE GARCIA
                                    --------------------------------------------
                                    Yvonne Garcia


                                    GARCIA BALDWIN, INC.


                                    By: /s/ YVONNE GARCIA
                                        ----------------------------------------
                                    Name:  Yvonne Garcia
                                    Title: President

                                    EXHIBIT A
                                    ---------

                     MUTUAL RELEASE OF AGREEMENTS AND CLAIMS

                                   SCHEDULE I
                                   ----------

                       AMOUNT OF BUYER CLOSING OBLIGATIONS
                       -----------------------------------

$17,700.00  DI invoice no. 5906, 5/11/06


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